COMMAND Tax-Free Fund
For the semi-annual period ended 12/31/02
File number 811-3252
Sub-Item 77N
Actions required to be reported pursuant to Rule 2a-7
On October 21, 2002 Virginia Electric & Power was downgraded to a
Tier 2.